UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite #285
Roseville, California 95661
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2014, Solar Power, Inc. (the “Company”) entered into a purchase agreement with certain non-U.S. investors whereby the Company agreed to sell and the investors agreed to purchase 135,937,500 shares of the Company’s common stock at $0.16 per share for an aggregate purchase price of $21,750,000. The purchase agreement contains customary representations and warranties and covenants of the Company and is subject to the satisfaction of customary closing conditions. The closing of the sale of the shares must close within three months of April 30, 2014, subject to the satisfaction or waiver of the closing conditions. The securities offered pursuant to the purchase agreement will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The closing of the sale of the shares will also require the Company to amend its articles of incorporation to increase the number of authorized shares of the Company. There can be no assurance that the transaction will close.

The foregoing description of the purchase agreement is a summary and does not purport to be complete and is qualified in its entirety by the full text of the purchase agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits

Exhibit
No.	Description
10.1	Purchase Agreement dated April 30, 2014

99.1	Press Release dated May 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: May 6, 2014	/s/ Min Xiahou
Min Xiahou
Chief Executive Officer

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